Exhibit 99.2

News release for immediate release

Contact information:
Heather J. Wietzel
Vice President, Investor Relations
217-788-5144
investorrelations@horacemann.com

HORACE MANN REPORTS THIRD QUARTER 2018
NET INCOME OF $0.30 PER SHARE AND CORE EARNINGS* OF $0.25 PER SHARE

•	Third-quarter combined ratio of 110% included 19 points of catastrophe losses; underlying auto loss ratio* improved 3.1 points compared to the prior year quarter

•	18% growth in Retirement sales, illustrating strong market response to fee-based product offerings

•	66% increase in third-quarter Life sales, reflecting gains across all products types

•	Full-year 2018 guidance updated to reflect third-quarter catastrophe losses

•	Acquisition of Benefit Consultants Group to expand strategic capabilities in retirement market

SPRINGFIELD, Ill., October 30, 2018 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and nine-month periods ended September 30, 2018:

Horace Mann Financial Highlights
	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
($ in millions, except per share amounts)	2018	2017	Change	2018	2017	Change

Total revenues	$311.4	$289.8	7.5%	$913.1	$868.5	5.1%
Net income	12.5	26.5	-52.8%	38.6	44.1	-12.5%
Net investment gains (losses) after tax	2.2	(2.2)	N.M.	1.5	(0.8)	N.M.
Core earnings	10.3	28.7	-64.1%	37.1	44.9	-17.4%
Per diluted share:
Net income	0.30	0.64	-53.1%	0.93	1.06	-12.3%
Net investment gains (losses) after tax	0.05	(0.05)	N.M.	0.04	(0.02)	N.M.
Core earnings per diluted share*	0.25	0.69	-63.8%	0.89	1.08	-17.6%
Book value per share				31.78	34.20	-7.1%
Book value per share excluding net unrealized investment gains on securities*				29.93	27.91	7.2%
Property and Casualty net income (loss)	(3.2)	13.4	-123.9%	(4.4)	2.2	N.M.
Property and Casualty combined ratio	110.1%	95.8%	14.3 pts	108.0%	106.5%	1.5 pts
Property and Casualty underlying combined ratio*	91.0%	90.8%	0.2 pts	94.4%	94.9%	-0.5 pts
Retirement net income	$12.1	$13.6	-11.0%	$37.6	$36.9	1.9%
Life net income	5.3	4.8	10.4%	15.0	14.3	4.9%

N.M. - Not meaningful.
* These measures are not based on accounting principles generally accepted in the United States (non-GAAP). They are reconciled to the most directly comparable GAAP measures in the Appendix to the Investor Supplement. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company’s reports filed with the Securities and Exchange Commission.

The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illinois 62715-0001
217-789-2500 www.horacemann.com

"Due to heavy catastrophes losses in the third quarter, we are revising our estimate of full-year 2018 core earnings to between $1.45 and $1.60," said Horace Mann President and CEO Marita Zuraitis. "It's disappointing that weather will mask our continued strategic progress. Our long-term goals of becoming the company of choice to provide financial solutions to the education market and to return to a double-digit ROE remain intact. This quarter, our Property and Casualty segment once again saw sizable improvement in the underlying auto loss ratio, and both our Retirement and Life segments saw double-digit sales growth."

"This momentum, combined with strategic investments to expand our product set, enhance our distribution channels and upgrade our infrastructure, positions us well to significantly improve ROE as we move into 2019 and beyond," Zuraitis added.

Horace Mann entered into a definitive agreement this week to buy privately held retirement plan administrator Benefit Consultants Group, based in Cherry Hill, NJ. BCG’s recordkeeping business and other worksite capabilities strengthen Horace Mann's value proposition and enhance its retirement plan infrastructure and offerings for school districts. Horace Mann will pay $25 million for the company, and expects the acquisition to close in the first half of 2019, pending regulatory approval. The transaction will support Horace Mann’s growth over the next three to five years. In the near term, it is not expected to be material to EPS and ROE. The transaction is expected to be accretive in the long term.

Property and Casualty Segment Shows Underlying Improvement in Heavy Cat Quarter
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
($ in millions)	2018	2017	Change	2018	2017	Change

Property and Casualty written premiums	$182.7	$177.2	3.1%	$515.1	$498.0	3.4%
Property and Casualty net income (loss)	(3.2)	13.4	-123.9%	(4.4)	2.2	N.M.
Property and Casualty combined ratio	110.1%	95.8%	14.3 pts	108.0%	106.5%	1.5 pts
Property and Casualty underlying loss ratio*	63.9%	65.4%	-1.5 pts	67.7%	68.2%	-0.5 pts
Property and Casualty expense ratio	27.1%	25.4%	1.7 pts	26.7%	26.7%	—
Property and Casualty catastrophe losses	19.1%	5.3%	13.8 pts	13.7%	12.0%	1.7 pts
Property and Casualty underlying combined ratio*	91.0%	90.8%	+0.2 pts	94.4%	94.9%	-0.5 pts
Auto combined ratio	99.5%	103.4%	-3.9 pts	103.4%	107.0%	-3.6 pts
Auto underlying loss ratio*	71.4%	74.5%	-3.1 pts	75.1%	77.0%	-1.9 pts
Property combined ratio	133.3%	79.9%	+53.4 pts	117.9%	105.6%	+12.3 pts
Property underlying loss ratio*	48.0%	46.3%	+1.7 pts	51.5%	49.7%	+1.8 pts

For the third quarter of 2018, the Property and Casualty combined ratio was 110.1%, with catastrophe losses adding 19.1 points to the ratio, as previously disclosed. Significant events in the quarter included Hurricane Florence, a major hailstorm in Colorado and the Carr Wildfire in California.
The underlying auto loss ratio improved 1.9 points for first nine months of 2018, reflecting the accelerating impact of rate actions and underwriting initiatives to improve profitability. The underlying property loss ratio rose on elevated non-catastrophe weather-related losses.

Written premiums* increased 3.1% for the quarter, driven primarily by rate actions. Policy retention continues to be stable with auto and property policy retention rates for the current quarter at 82.5% and 87.9%, respectively.

Retirement Segment Sales Increase 18% Over a Year Ago
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
($ in millions)	2018	2017	Change	2018	2017	Change

Retirement sales deposits*	$151.9	$128.5	18.2%	$383.6	$371.9	3.1%
Retirement assets under management				7,121.0	6,680.0	6.6%
Retirement net income	12.1	13.6	-11.0%	37.6	36.9	1.9%
Retirement net income excluding DAC unlocking*	11.9	13.2	-9.8%	37.7	36.9	2.2%

For the third quarter of 2018, Retirement sales deposits increased by 18.2%, attributable to the increase in fee-based Retirement product sales as educators continue to respond favorably to the enhanced product lineup. For the nine months, sales deposits increased by 3.1% over prior year, with the increase in fee-based deposits partially offset by a decline in spread-based deposits.

Sales deposit activity related to the Retirement Advantage® mutual fund products, as well as other mutual fund offerings, reached $57.6 million year-to-date, compared to $29.0 million prior year-to-date.

Retirement assets under management increased 6.6% compared to a year ago, and total cash value persistency remained strong at 94.5% for variable annuities and 94.2% for fixed annuities.

Net income excluding DAC unlocking decreased 9.8% for the quarter on higher operating expenses to support strategic initiatives, while increasing 2.2% for the nine months.

The annualized net interest spread on fixed annuity assets under management of $4.7 billion for the third quarter of 2018 was 182 basis points, primarily benefiting from an elevated level of prepayment activity.

Life Segment Reports Double-Digit Sales Increases
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
($ in millions)	2018	2017	Change	2018	2017	Change

Life sales	$5.3	$3.2	65.6%	$15.1	$11.6	30.2%
Life mortality costs	8.7	8.2	6.1%	25.9	24.2	7.0%
Life net income	5.3	4.8	10.4%	15.0	14.3	4.9%

Life sales* increased $2.1 million, or 65.6%, for the third quarter, reflecting an increased emphasis on meeting the needs of the under-insured educator market through enhanced marketing efforts and ease of doing business improvements. For the nine months, Life sales rose $3.5 million, or 30.2%.

Life net income increased 10.4% in the third quarter and 4.9% in the full year, benefiting from the lower federal income tax rate. Third-quarter mortality costs compared favorably with actuarial assumptions. Life persistency of 95.2% was comparable to 12 months earlier.

Net Investment Income Up Over Prior Year
(All comparisons vs. same period in 2017, unless noted otherwise)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
($ in millions)	2018	2017	Change	2018	2017	Change

Total net investment income	$99.1	$92.3	7.4%	$288.1	$275.0	4.8%
Pretax net investment gains (losses)	2.9	(3.5)	N.M.	1.9	(1.7)	N.M.
Pretax net unrealized investment gains (losses) on securities				109.6	455.3	-75.9%

While annuity asset balances in the Retirement segment continue to grow, annual investment yields continue to be impacted by the low interest rate environment of recent years. Third-quarter total net investment income increased 7.4% primarily due to higher than anticipated prepayment activity and favorable returns on alternative investments.

Net unrealized investment gains were down compared to a year ago, largely because of rising interest rates and slightly wider credit spreads in the investment-grade fixed maturity securities portfolio.

Capital Management Strategy Remains Unchanged

As of September 30, 2018, $27.8 million remained authorized for future share repurchases under the share repurchase program.

Quarterly Webcast

Horace Mann’s senior management will discuss the company’s third quarter financial results with investors and analysts on October 31, 2018 at 9 a.m. Eastern Time. The conference call will be webcast live at investors.horacemann.com and archived later in the day for replay.

About Horace Mann

Horace Mann Educators Corporation (NYSE: HMN) is the largest financial services company focused on providing America's educators and school employees with insurance and retirement solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Illinois. For more information, visit horacemann.com.

Safe Harbor Statement and Non-GAAP Measures

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended June 30, 2018 and the company's past and future filings and reports filed with the Securities and Exchange Commission (SEC) for information concerning important factors that could cause actual results to differ materially from those in forward-looking statements. Information contained in this news release include measures which are based on methodologies other than accounting principles generally accepted in the

United States (GAAP). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the Appendix to the Investor Supplement and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.
# # #

HORACE MANN EDUCATORS CORPORATION
Financial Highlights (Unaudited)
($ in Millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
EARNINGS SUMMARY
Net income	$12.5	$26.5	-52.8%	$38.6	$44.1	-12.5%
Net investment gains (losses), after tax	2.2	(2.2)	N.M.	1.5	(0.8)	N.M.
Core earnings*	10.3	28.7	-64.1%	37.1	44.9	-17.4%

Per diluted share:
Net income	$0.30	$0.64	-53.1%	$0.93	$1.06	-12.3%
Net investment gains (losses), after tax	$0.05	$(0.05)	N.M.	$0.04	$(0.02)	N.M.
Core earnings*	$0.25	$0.69	-63.8%	$0.89	$1.08	-17.6%
Weighted average number of shares and equivalent shares (in millions) - Diluted	41.9	41.6	0.7%	41.7	41.5	0.5%

RETURN ON EQUITY
Net income return on equity (A)				11.8%	4.7%
Core return on equity excluding net unrealized investment gains on securities (B)				5.3%	5.9%

FINANCIAL POSITION
Per share (C):
Book value				$31.78	$34.20	-7.1%
Effect of net unrealized investment gains on securities (D)				$1.85	$6.29	-70.6%
Dividends paid	$0.285	$0.275	3.6%	$0.855	$0.825	3.6%
Ending number of shares outstanding (in millions) (C)				41.0	40.7	0.7%
Total assets				$11,280.8	$11,044.3	2.1%
Long-term debt, current and noncurrent				297.7	247.4	20.3%
Total shareholders' equity				1,304.3	1,390.4	-6.2%

ADDITIONAL INFORMATION
Net investment gains (losses)
Before tax	$2.9	$(3.5)	N.M.	$1.9	$(1.7)	N.M.
After tax	2.2	(2.2)	N.M.	1.5	(0.8)	N.M.
Per share, diluted	$0.05	$(0.05)	N.M.	$0.04	$(0.02)	N.M.

N.M.-	Not meaningful.

(A)	Based on trailing 12-month net income and average quarter-end shareholders' equity.

(B)
Based on trailing 12-month core earnings and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

(C)	Ending shares outstanding were 41,040,746 at September 30, 2018 and 40,661,505 at September 30, 2017.

(D)	Net of the related impact on deferred policy acquisition costs and applicable deferred taxes.

HORACE MANN EDUCATORS CORPORATION
Statements of Operations and Supplemental Consolidated Data (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
STATEMENTS OF OPERATIONS
Insurance premiums and contract charges earned	$206.8	$199.0	3.9%	$615.4	$590.4	4.2%
Net investment income	99.1	92.3	7.4%	288.1	275.0	4.8%
Net investment gains (losses)	2.9	(3.5)	N.M.	1.9	(1.7)	N.M.
Other income	2.6	2.0	30.0%	7.7	4.8	60.4%
Total revenues	311.4	289.8	7.5%	913.1	868.5	5.1%

Benefits, claims and settlement expenses	161.8	134.9	19.9%	473.7	444.9	6.5%
Interest credited	52.1	50.1	4.0%	153.2	148.2	3.4%
Policy acquisition expenses amortized	26.2	24.2	8.3%	79.4	73.9	7.4%
Operating expenses	51.0	44.2	15.4%	149.4	139.1	7.4%
Interest expense	3.2	3.0	6.7%	9.7	8.9	9.0%
Total benefits, losses and expenses	294.3	256.4	14.8%	865.4	815.0	6.2%

Income before income taxes	17.1	33.4	-48.8%	47.7	53.5	-10.8%
Income tax expense	4.6	6.9	-33.3%	9.1	9.4	-3.2%
Net income	$12.5	$26.5	-52.8%	$38.6	$44.1	-12.5%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property and Casualty	$182.7	$177.2	3.1%	$515.1	$498.0	3.4%
Annuity deposits	127.0	114.8	10.6%	326.0	348.9	-6.6%
Life	28.4	26.4	7.6%	82.7	79.8	3.6%
Total	$338.1	$318.4	6.2%	$923.8	$926.7	-0.3%

SEGMENT NET INCOME (LOSS)
Property and Casualty	$(3.2)	$13.4	-123.9%	$(4.4)	$2.2	N.M.
Retirement	12.1	13.6	-11.0%	37.6	36.9	1.9%
Life	5.3	4.8	10.4%	15.0	14.3	4.9%
Corporate and Other (A)	(1.7)	(5.3)	-67.9%	(9.6)	(9.3)	-3.2%
Net income	$12.5	$26.5	-52.8%	$38.6	$44.1	-12.5%

N.M.-	Not meaningful.

(A)
Corporate and Other includes interest expense on debt and the impact of net investment gains and losses and other Corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	Change		2018	2017	Change
PROPERTY & CASUALTY
Premiums written	$182.7	$177.2	3.1%		$515.1	$498.0	3.4%
Premiums earned	168.6	163.2	3.3%		501.4	482.0	4.0%
Net investment income	12.4	9.2	34.8%		32.2	26.5	21.5%
Other income (expense)	0.4	(0.1)	N.M.		1.4	—	N.M.
Losses and loss adjustment expenses (LAE)	140.0	114.9	21.8%		407.7	384.9	5.9%
Operating expenses (includes policy acquisition expenses amortized)	45.8	41.4	10.6%		133.7	128.5	4.0%
Interest expense	0.3	—	N.M.		0.8	—	N.M.
Income (loss) before tax	(4.7)	16.0	-129.4%		(7.2)	(4.9)	-46.9%
Net income (loss)	(3.2)	13.4	-123.9%		(4.4)	2.2	N.M.
Net investment income, after tax	10.5	7.3	43.8%		27.6	21.2	30.2%

Catastrophe losses (A)
After tax	25.4	5.6	N.M.		54.3	37.8	43.7%
Before tax	32.2	8.6	N.M.		68.8	58.2	18.2%
Prior years' reserves favorable (adverse) development, before tax
Automobile	—	—	—%		—	—	—%
Property & other	—	0.5	-100.0%		0.3	2.1	-85.7%
Total	—	0.5	-100.0%		0.3	2.1	-85.7%

Operating statistics:
Loss and loss adjustment expense ratio	83.0%	70.4%	12.6	pts	81.3%	79.8%	1.5	pts
Expense ratio	27.1%	25.4%	1.7	pts	26.7%	26.7%	—
Combined ratio	110.1%	95.8%	14.3	pts	108.0%	106.5%	1.5	pts
Effect on the combined ratio of:
Catastrophe losses (A)	19.1%	5.3%	13.8	pts	13.7%	12.0%	1.7	pts
Prior years' (favorable) adverse reserve development	—%	-0.3%	0.3	pts	-0.1%	-0.4%	0.3	pts
Combined ratio excluding the effects of catastrophe costs and prior years' reserve development (underlying combined ratio)*	91.0%	90.8%	0.2	pts	94.4%	94.9%	-0.5	pts

Policies in force (in thousands)					668	688	-2.9%
Automobile					466	482	-3.3%
Property					202	206	-1.9%

Policy renewal rate - 12 months
Automobile					82.5%	83.0%	-0.5	pts
Property					87.9%	87.6%	+0.3	pts

N.M.-	Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
RETIREMENT
Contract deposits	$127.0	$114.8	10.6%	$326.0	$348.9	-6.6%
Variable	53.8	38.6	39.4%	151.3	127.7	18.5%
Fixed	73.2	76.2	-3.9%	174.7	221.2	-21.0%
Contract charges earned	8.0	7.5	6.7%	23.9	20.8	14.9%
Net investment income	67.7	64.3	5.3%	199.7	192.9	3.5%
Interest credited	40.8	38.8	5.2%	119.4	114.4	4.4%
Net interest margin (without net investment gains/losses)	26.9	25.5	5.5%	80.3	78.5	2.3%
Other income	1.8	1.7	5.9%	5.3	4.1	29.3%
Mortality loss and other reserve changes	(1.5)	(1.6)	-6.3%	(4.8)	(4.0)	20.0%
Operating expenses (includes policy acquisition expenses amortized)	18.4	15.1	21.9%	56.7	48.1	17.9%
Income before tax	16.8	18.0	-6.7%	48.0	51.3	-6.4%
Net income	12.1	13.6	-11.0%	37.6	36.9	1.9%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$0.3	$0.7	-57.1%	$(0.1)	$0.1	N.M.
Guaranteed minimum death benefit reserve	—	—	—%	—	—	—%
Retirement contracts in force (in thousands)				224	221	1.4%
Annuity accumulated account value on deposit / Assets under management				$6,997.7	$6,634.1	5.5%
Variable				2,292.5	2,051.5	11.7%
Fixed				4,705.2	4,582.6	2.7%
Annuity accumulated value retention - 12 months
Variable accumulations				94.5%	95.0%	-0.5	pts
Fixed accumulations				94.2%	94.5%	-0.3	pts

LIFE
Premiums and contract deposits	$28.4	$26.4	7.6%	$82.7	$79.8	3.6%
Premiums and contract charges earned	30.2	28.3	6.7%	90.1	87.6	2.9%
Net investment income	19.1	19.0	0.5%	56.6	56.2	0.7%
Other income	0.1	0.1	—%	0.2	0.3	-33.3%
Death benefits/mortality cost/change in reserves	20.3	18.4	10.3%	61.2	56.0	9.3%
Interest credited	11.3	11.3	—%	33.8	33.8	—%
Operating expenses (includes policy acquisition expenses amortized)	10.8	10.3	4.9%	32.9	32.8	0.3%
Income before tax	7.0	7.4	-5.4%	19.0	21.5	-11.6%
Net income	5.3	4.8	10.4%	15.0	14.3	4.9%
Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.1)	$—	N.M.	$(0.2)	$0.2	N.M.
Life policies in force (in thousands)				198	197	0.5%
Life insurance in force				$18,054	$17,403	3.7%
Lapse ratio - 12 months (Ordinary life insurance)				4.8%	4.7%	0.1	pts

CORPORATE AND OTHER (A)
Components of income (loss) before tax:
Net investment gains (losses)	$2.9	$(3.5)	N.M.	$1.9	$(1.7)	N.M.
Interest expense	(2.9)	(3.0)	-3.3%	(8.9)	(8.9)	—%
Other operating expenses, net investment income and other income	(2.0)	(1.5)	33.3%	(5.1)	(3.8)	34.2%
Loss before tax	(2.0)	(8.0)	-75.0%	(12.1)	(14.4)	-16.0%
Net loss	(1.7)	(5.3)	-67.9%	(9.6)	(9.3)	-3.2%

N.M.-	Not meaningful.

(A)
The Corporate and Other segment includes interest expense on debt and the impact of investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION
Supplemental Business Segment Overview (Unaudited)
($ in Millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	Change	2018	2017	Change
INVESTMENTS
Retirement and Life
Fixed maturity securities, at fair value (amortized cost 2018, $6,579.1; 2017, $6,451.2)				$6,680.5	$6,849.5	-2.5%
Equity securities, at fair value (cost 2017, $80.3)				76.7	83.6	-8.3%
Short-term investments				49.7	83.4	-40.4%
Policy loans				153.6	153.6	—%
Other investments				268.7	212.4	26.5%
Total Retirement and Life investments				7,229.2	7,382.5	-2.1%

Property & Casualty
Fixed maturity securities, at fair value (amortized cost 2018, $840.4; 2017, $743.2)				848.6	781.1	8.6%
Equity securities, at fair value (cost 2017, $59.9)				56.5	75.7	-25.4%
Short-term investments				13.4	13.3	0.8%
Other investments				82.8	69.8	18.6%
Total Property & Casualty investments				1,001.3	939.9	6.5%

Corporate investments				11.5	14.7	-21.8%

Total investments				8,242.0	8,337.1	-1.1%

Net investment income
Before tax	$99.1	$92.3	7.4%	$288.1	$275.0	4.8%
After tax	79.0	61.4	28.7%	229.7	182.8	25.7%

N.M.-	Not meaningful.